UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2016

TRAILBLAZER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grant Morris Dodds, 2520 St Rose Parkway, Suite 319, Henderson NV 89074
 (Address of principal executive offices) (Zip Code)

(800) 787-5439
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2016, Samuel W. Fairchild submitted his resignation as an officer and director of the registrant.

Mark Huelskamp was elected to serve as Interim Chief Executive Officer.  He has been a director of the registrant since October 2011 and was the President of the Spokane Division of Core-Mark International, Inc., a wholesale distributor of packaged consumer products to the convenience retail industry in North America, from February 2001 to June 2015.

Bob A. Varma was elected to serve as Interim Chief Financial Officer, Secretary and a director.  He has provided accounting and tax consulting services through his own firm since 1992 in Longwood, Florida.  In addition, since June 2006 he has served as the chief financial officer of AW Solutions Inc. and AW Solutions Puerto Rico LLC, both telecommunications infrastructure companies and wholly-owned subsidiaries of Intercloud Systems, Inc., a publicly-held company.  Mr. Varma has been a certified public accountant in Florida since 1994 and has been qualified as a chartered accountant in London since 1974.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILBLAZER RESOURCES, INC.

September 9, 2016	By:	/s/ Mark Huelskamp
Mark Huelskamp
Interim Chief Executive Officer